Huixin Zhiying (Hangzhou) Technology Co., Ltd.
and
Li Hongwei, Zhang Chuchu, Chen Xiujuan, Zhang Guowei
Of
Loan Agreement

Party A	Huixin Zhiying (Hangzhou) Technology Co., Ltd.
Party B	Li Hongwei , Zhang Chuchu , Chen Xiujuan , Zhang Guowei

November 2022

In [Hangzhou City, Zhejiang Province] on [Nov. 21, 2022] by the following parties :

Party A (Lender): Huixin Zhiying (Hangzhou) Technology Co., Ltd.

Legal representative: Zhang Guowei

Unified social credit code: 91330183MAC2TG7B7Q

Registered address: Room 401, 4th Floor, No. 1-10, Chuangyi Road, Yinhu Street, Fuyang District, Hangzhou City, Zhejiang Province

Party B (borrower):

Party B 1: Li Hongwei

ID number: 330183198711224131

Address: No. 189, Xinyi Village, Huyuan Township, Fuyang District, Hangzhou

Party B 2: Zhang Chuchu

ID number: 33072719970827322X

Address: No. 438, Group 19, Gulin Village, Gulin Town, Haishu District, Ningbo City

Party B 3: Chen Xiujuan

ID number: 330621197410112324

Address: Room 502, Building 24, Yinchun Xinyuan, Gaobu Town, Yuecheng District, Shaoxing City

Party B 4: Zhang Guowei

ID number: 330183198603062518

Address: No. 62, Miaoxiafan, Zhangcun Village, Dazhang Village, Changlu Town, Fuyang District, Hangzhou City

Given:

1. Party A is a limited liability company registered and validly existing in accordance with the laws of the People's Republic of China; Party B 1, Party B 2, Party B 3, and Party B 4 (hereinafter collectively referred to as Party B) are completely civil acts in accordance with the laws of the People's Republic of China A natural person with full capacity for civil liability .

2. Party B, as the 100% equity holder of [Zhejiang Jingbo Ecological Technology Co., Ltd.] (hereinafter referred to as the "target company") , intends to borrow RMB [105,000,000] from Party A due to the company's technology research and development and normal operation needs . Agree to provide the loan to Party B.

In view of this, Party A and Party B, in accordance with the " Civil Code " and other relevant laws and regulations, on the basis of equality, voluntariness, good faith, and consensus through consultation, agreed as follows, with a view to mutual compliance:

Article 1 Borrowing

Party A agrees to provide Party B with an interest-free loan of RMB [105,000,000] in accordance with the provisions of this agreement; Party B agrees to accept the above-mentioned loan arranged by Party A in accordance with the provisions of this agreement and use it for the company's technology research and development and normal operation .

Article 2 loan period

Except for the circumstances stipulated in Article 3 of this agreement, the term of loan from Party B to Party A under this agreement is ten (10) years, commencing from the effective date of this agreement; when the loan period expires , it will be automatically renewed for ten (10) years years , and is automatically renewed for ten (10) years at each expiration.

Both parties agree that without the written consent of Party A, Party B shall not repay the loan in advance ; if Party B voluntarily pays the money to Party A , the payment shall not be deemed as the completion of the repayment, and Party A has the right to refund the repayment in the same way .

Article 3 Repayment

3.1 Repayment early due agreement

During the loan period and any extended loan period, if any of the following circumstances occurs to Party B, Party A has the right to notify Party B that the loan expires early and ask

Party B to repay the loan. Arrangements such as repayment method and time to repay the loan:

(1) Party B resigns or is dismissed from Party A or Party A's affiliated company;

(2) Party B dies, has no capacity for civil conduct, or has limited capacity for civil conduct;

(3) Party B engages in criminal activities or is involved in criminal activities, or the public security organs file a case for investigation;

(4) Party B's overdue performance of other debts or the occurrence of any serious personal liabilities may lead to Party B's ability to repay the loan under this agreement;

(5) Under the conditions permitted by Chinese laws, Party A can directly hold all the equity of the target company without restriction and the business of the target company can continue to be carried out legally and effectively, and Party A has acquired the target company in accordance with Article 3.2 of this agreement 100% equity;

(6) Party A requires Party B to transfer all the equity of the target company held by it to a third party designated by it or other circumstances that Party A believes requires Party B to repay the loan in advance.

3.2 Both parties agree that, subject to the premise permitted by Chinese law, Party A has the right but not the obligation to

purchase or designate a third party to purchase all or part of the equity of the target company held by Party B at any time (hereinafter referred to as "purchase right") . Once Party A sends a written notice to exercise the purchase right, Party B shall immediately transfer the equity of the target company to Party A or the transferee designated by Party A at the lowest price allowed by Chinese law at the time according to Party A's request and arrangement.

3.3 Repayment method

The two parties confirm and agree that Party B can only repay the loan from Party B to Party A under this agreement in the following ways:

When the loan expires or expires earlier, Party B (or successor) shall transfer the equity of the target company held by it to Party A or a third party designated by Party A according to Party A's request, and repay with the equity transfer money Loans under this Agreement.

equity is higher than the loan under this agreement due to the requirements of laws and regulations at the time of transfer, the difference shall be within the limit permitted by law and shall be repaid to Party A together as interest or capital occupation cost. Party A; if the difference is still unable to be fully repaid to Party A, the remaining amount shall be paid to Party A in other ways designated by Party A.

3.4 Both parties unanimously confirm and agree that Party B's repayment obligations under this agreement can only be deemed to have been fulfilled when all of the following conditions are met:

(1) Party B has transferred all the equity of the target company to Party A or a third party designated by Party A in accordance with Party A's requirements;

(2) Party B has repaid all the equity transfer funds agreed in the preceding paragraph to Party A or the recipient designated by Party A;

(3) Party B has not violated the stipulations under this agreement and subsidiary agreements.

Article 4 Guarantee

4.1 In order to guarantee the performance of the repayment obligations under this agreement, Party B agrees to pledge all the equity of the target company held by it to Party A (hereinafter referred to as "equity pledge").

4.2 Both parties confirm that, in addition to the loan under this agreement, the principal debt guaranteed by the equity pledge also includes the "Exclusive Technical Consulting and Service Agreement" and "Shareholder Rights Entrustment Agreement" signed by both parties on [Nov. 21, 2022], Various debts or obligations undertaken by Party B and/or the target company to Party A under such agreements as , "Exclusive

Purchase Option Agreement". The two parties agree that the specific matters of the equity pledge shall be subject to the "Equity Pledge Agreement" signed by both parties.

Article 5 Representations and Warranties

5.1 Party A represents and warrants as follows:

(1) Party A has the right to sign and perform all the rights and powers under this agreement, and has gone through its internal legal authorization procedures.

(2) The source of loan funds provided by Party A is legal and compliant.

5.2 Party B guarantees and promises as follows:

(1) He is a person with full capacity for civil conduct and full capacity for civil liability, has no criminal record, and has all the qualifications to engage in the matters under this contract, and there is no circumstance that prevents the entry into force of this agreement and Party B's continuous performance of obligations under this agreement .

(2) Party B's signing and performance of this agreement will not violate any laws and regulations binding or affecting it, or government approval, authorization and other government regulations, nor will it violate any agreements signed with third parties or any commitments made .

(3) As of the signing date of this agreement, all or part of the equity of the target company held by Party B has no rights

defects, and there is no encumbrance such as pledge on its equity, and Party B has not issued a transfer of all or part of the equity of the target company to a third party. made an offer, or made a commitment to a third party's request for the transfer of all or part of the target company's equity, and did not sign any documents that may affect the integrity, validity, and legality of Party B's shareholders' rights.

(4) During the validity period of this agreement, without the prior written consent of Party A, Party B shall not set up a pledge or other encumbrances on the equity of the target company or transfer all or part of the equity of the target company, nor shall it dispose of the equity of the target company in any way; nor shall it sign Legal documents or commitments related to the aforementioned matters shall not express consent or support for the aforementioned facts and documents at the shareholders' meeting.

(5) When Party A requests to perform the repayment obligation in advance, immediately cooperate to sign the relevant agreement and repay the loan; when Party A or the party designated by Party A accepts the equity of the target company, immediately cooperate with the relevant parties to complete the corresponding procedures, including but not limited to Sign the transfer agreement, release the equity pledge,

convene a shareholders' meeting and vote in favor of the equity transfer at the shareholders' meeting, etc.

Article 6 Confidentiality Responsibility

Both parties shall keep this agreement and the agreement and existence of this agreement as well as all non-public information ("confidential information") of the other party known therefrom confidential, and neither party shall disclose the confidential information to any third party, such third party also includes one party relatives, etc.; the confidentiality period starts from the date of signing this agreement to the date when Party A agrees to disclose such confidential information.

Article 7 Liability for breach of contract

If a party violates this agreement or makes untrue and incomplete promises and guarantees, it shall be deemed a breach of contract. If the breaching party causes losses to the other party due to the breach, the breaching party shall compensate the other party for all economic losses.

Article 8 Application of Law and Dispute Resolution

8.1 The conclusion, validity, interpretation, performance, change, termination, dissolution, dispute resolution and unspecified matters of this contract and its appendices and supplementary agreements shall be executed in accordance with the relevant laws and regulations of the mainland of the People's Republic of China.

8.2 Any dispute arising from the performance of this agreement or the supplementary agreement shall be resolved through friendly negotiation between the two parties. If the negotiation fails, either party has the right to file a lawsuit in the people's court where the contract is signed.

Article 9 Miscellaneous

9.1 Any changes, amendments, and supplements to this agreement will only take effect after both parties A and B agree through consultation and sign a written agreement. In the event of any conflict between this agreement and other agreements previously signed by both parties or the articles of association of the target company, the provisions of this agreement shall prevail.

9.2 If either party fails to exercise or delays in exercising a certain right under this Agreement, it does not constitute a waiver of that right by that party.

9.3 This agreement is effective to the successors of both parties. Without the prior written consent of Party A, Party B shall not transfer all or part of the rights and obligations under this agreement. However, Party B agrees that Party A may transfer all or part of its rights and obligations under this agreement to a third party at any time, and the terms of this agreement shall continue to be valid for the third party and Party B.

9.4 This agreement will come into effect after signed or sealed by both parties. This agreement is made in five copies, and Party A , B1 , B2, B3, and B4 each hold one copy, which have the same legal effect.

(There is no text below , it is the signature page.)

(signature page)

Party A (seal):

____

Huixin Zhiying (Hangzhou) Technology Co., Ltd.

Party B (signature & printing):

B1:_____________

Li Hongwei

B2:______________

Zhang Chuchu

B 3:______________

Chen Xiujuan

B 4:______________

Zhang Guowei